EXHIBIT 10.103

SETTLEMENT AGREEMENT AND GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE (the “Agreement”) is entered into as of March 27, 2020 (the “Effective Date”) by and between WOD RETAIL SOLUTIONS INC., a Florida corporation (the “Debtor”) and BRAVO 20 PARTNERS LLC, a Colorado limited liability company (the “Holder”). Holder and Debtor are each a (“Party”) and collectively referred to as the (“Parties”) herein.

RECITALS

WHEREAS, on January 9, 2018, Debtor and Holder entered into a Replacement Convertible Redeemable Promissory Note for Two Million Two Hundred Thousand U.S. Dollars (USD $2,200,000.00) (the “Replacement Note”); and,

WHEREAS, pursuant to Section 6 of the Replacement Note, Debtor waived demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing by Debtor under the Replacement Note; and

WHEREAS, Debtor acknowledges and confirms to Assignee that Debtor is in default on the terms of the Replacement Note, and therefore wishes to cancel and terminate the One Million Nine Hundred Thousand U.S. Dollars of the Replacement Note as the Debtor has no ability to make the payment, and;

WHEREAS, as a result of negotiations between Debtor and Assignee, the Parties have proposed a resolution that they deem to be fair and equitable, and by this Agreement, Debtor and Assignee wish to compromise, resolve, waive and release any and all claims, known or unknown, by and between them as fully set forth herein which exist or may exist today; and,

WHEREAS, each Party, without admitting any liability whatsoever, enters into this Agreement to settle all disputes, claims and actions between the Parties, as well as to settle any and all events or relationships between the Parties; and,

WHEREAS, the Parties wish to memorialize the foregoing in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

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1. TERMS OF SETTLEMENT. As full consideration for this Agreement hereunder, and as full and final satisfaction for settling a portion of the Replacement Note, Holder hereby cancels and forgives One Million Nine Hundred Thousand U.S Dollars (USD $1,900,000) of the debt owed by Debtor to Holder, including but not limited to, debt under the Replacement Note, together with any accrued and unpaid interest, the cancellation of which is hereby acknowledged by the Debtor as of December 31, 2019 (the “Cancellation Date”).

2. MUTUAL RELEASE. Holder, on the one hand, and Debtor, on the other hand, for themselves and their respective predecessors, successors, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, attorneys, and all others claiming by or through them hereby release and forever discharge each other and their respective predecessors, successors, affiliated entities, subsidiaries, parent companies, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, and attorneys from any and all actions, causes of action, suits, proceedings, debts, contracts, controversies, agreements, promises, damages, claims and demands of any kind, nature or description, known or unknown, of any kind whatsoever, whether based upon a tort, contract or other theory of recovery, and whether for compensatory damages, punitive damages or other relief in law, equity or otherwise, that any of the Parties has ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including without limitation all claims arising out of or relating to the Assigned Amount of the Debt set forth under the Replacement Note.

3. NON-DISPARAGEMENT. So long as such Party has not breached this Agreement, each Party shall not in any written or oral communications with any third party, including but not limited to any credit reporting agency, investor or vendor, through any medium, whether tangible, electronic, or otherwise, criticize, ridicule or make any statement which, directly or indirectly, disparages, causes any harm to, or negatively affects the other Party or their affiliates or subsidiaries or any of their respective directors or senior officers or the any of their businesses. Each Party shall not express any negative opinions of the other Party, the other Party’s business, or any affiliates of the other Party. The provision shall be construed broadly and shall govern any statement, express or implied, made concerning any of the Parties, the Parties’ business, or affiliates, subsidiaries or nominees of the Parties, unless required by law.

4. REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the Parties hereto shall be cumulative (and not alternative). The Parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

5. ENTIRE AGREEMENT; NO ORAL MODIFICATION. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

6. AUTHORITY TO EXECUTE. Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he, she or it is authorized to execute this Agreement on behalf of said entity.

7. WAIVER. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

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8. COSTS, FEES AND EXPENSES. In any action taken by the non-breaching Party to enforce its rights under this Agreement, the non-breaching Party shall be entitled to recover its costs, including reasonable attorney's fees, court fees, reliance damages and any and all costs, fees and expenses incurred by the nonbreaching Party in connection with this Agreement.

9. COUNTERPARTS. This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby.

11. CONFIDENTIALITY. The existence and terms of this Agreement shall be strictly confidential and shall not be disclosed by either Party, or their representatives, to anyone or any entity under any circumstances, except to your attorneys, governmental agencies that require this information. All the terms of this Agreement, including but not limited to this provision, are material terms of this Agreement.

12. FURTHER ASSURANCES. The Parties hereby agree that they will execute each further document and perform such further acts, including any and all filings or notices required to be filed with the U.S. Securities & Exchange Commission (“SEC”) or any state and federal securities regulators as may be necessary to properly consummate the settlement contemplated hereunder.

13. MISCELLANEOUS. Each of the undersigned states that they have read the foregoing Agreement and understands and agrees to it and has had the opportunity to consult with his/her/its professional advisors prior to executing same.

IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

WOD Retail Solutions Inc.		Bravo 20 Partners LLC

By:	/s/ Brenton Mix	By:	/s/ Terry Stenlund
	Brenton Mix, Chief Executive Officer		Terry Stenlund, Manager

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